SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ ]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[X]	Definitive Information Statement

BEDMINSTER FINANCIAL CORP.
(Name of Registrant As Specified In Charter)
______________________________

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

BEDMINSTER FINANCIAL CORP.
90 Washington Valley Road
Bedminster, New Jersey 07921

INFORMATION STATEMENT
(Definitive)

June 6, 2008

GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the Class A and Class B common stock, par value $.0001 per share (the “Common Stock”), of Bedminster Financial Corp., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about April 30, 2008, the Company received written consent in lieu of a meeting of Stockholders from holders of  2,000,000 shares of the Class B Common representing approximately 92.76% of the 2,154,000 shares of the total issued and outstanding shares of Class B  common voting stock of the Company (the “Majority Stockholders”) to effect a 10-for-1 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Class A and Class B Common Stock, and to approve an Amendment to the Company’s Articles of Incorporation to change the powers and rights of the Company’s preferred stock, and to change the manner of issuance of Class A common stock, Class B common stock, and preferred stock (the “Amendment”).  There will not be an increase or decrease in authorized shares.

        On April 30, 2008, the Board of Directors of the Company approved the Reverse Stock Split of the Class A Common Stock, and the Class B voting Common Stock, and the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Reverse Split and the Amendment by written consent in lieu of a meeting on April 30, 2008 in accordance with the Nevada General Corporation Law (“GCL”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the reverse split because it will attract potential investment from outside investors which will create a more liquid public market for its common stock.  In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified.  The Board believes that the stockholders of the Company will benefit from the Amendment because it will attract potential investment from outside candidates and provide stockholders of the Company with the greatest potential return.  No assurances can be given that such investors will be found.

Accordingly, it was the Board's opinion that the reverse split described above would better position the Company to attract potential business candidates and provide the stockholders of the Company with the greatest potential return.  The Board also believes that the Amendment described above is prudent for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.  The Company currently has no arrangements or understandings for the issuance of Company shares, although opportunities for acquisitions and equity financings could arise at any time.  The Board approved the above actions on April 30, 2008 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on April 30, 2008.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR CLASS A COMMON STOCK AND OUR CLASS B COMMON STOCK

GENERAL

The Board approved resolutions to effect a 10 for 1 reverse stock split of our Class A and Class B common stock.  Under this reverse stock split each 10 shares of our Class A Common Stock, and Class B Common Stock will be converted automatically into 1 share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will round and adjust fractional shares to the nearest whole number.  The effective date of the reverse stock split will be June 26, 2008.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ROUNDING OR ADJUSTMENT OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates.  The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share will have the fractional share rounded and adjusted to the nearest whole share. The principal effect of the reverse split will be that the number of shares of Class A Common Stock issued and outstanding will be reduced from 8,955,900 shares as of April 30, 2008 to approximately 895,590 shares, and the number of Class B Common Stock issued and outstanding will be reduced from 2,154,000 shares as of April 30, 2008 to approximately 215,400 shares, (depending on the number of fractional shares that are issued). The number of authorized shares of Common Stock will not be affected.

Pre-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
(Class A )	8,955,900	191,044,100
(Class B)	2,154,000	846,000

Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
(Class A)	895,590	199,104,410
(Class B)	215,400	2,784,600

The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by ten). While we expect that the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed below, the reason the Reverse Stock Split is being proposed is to increase the amount of shares the Company is able to issue in order to attract potential investors and conduct a financing.  This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to pursue financing from investors and issue shares of common stock in exchange for the financing.  This is the main purpose for the Reverse Stock Split and if the Reverse Stock Split is not completed, the Company would not be able to issue additional shares sufficient to complete a financing.  The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The reverse split will become effective on June 26, 2008, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Continental Stock Transfer & Trust., will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Our stockholders are not entitled to appraisal rights under the Nevada GCL in connection with the reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, fractional shares shall be rounded and adjusted to the nearest whole share for all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will round and adjust the fractional share to the nearest whole share for all holders of fractional shares.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

o
The issued and outstanding shares of  Class A, and Class B Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every ten pre-split shares of the Class A, and Class B Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Class A, and Class B Common Stock existing prior to the consolidation.

o
Stockholders of record of the Class A and Class B Common Stock as of April 30, 2008 shall have their total shares reduced on the basis of one post-split share of Class A, and Class B Common Stock for every 10 pre-split shares outstanding.

o
As a result of the reduction of the Class A Common Stock, the pre-split total of issued and outstanding shares of 8,955,900 shall be consolidated to a total of approximately 895,590 issued and outstanding shares (depending on the number of fractional shares that are issued).  As a result of the reduction of the Class B Common Stock, the pre-split total of issued and outstanding shares of 2,154,000 shall be consolidated to a total of approximately 215,400 issued and outstanding shares (depending on the number of fractional shares that are issued).

o
The Company's authorized number of Class A common stock shall remain at 200,000,000 shares of the Class A Common Stock.  The Company’s authorized number of Class B common stock shall remain at 3,000,000 shares of the Class B common stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

AMENDING THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE POWERS AND RIGHTS OF THE COMPANY’S PREFERRED STOCK, AND TO CHANGE THE MANNER AND ISSUANCE OF CLASS A COMMON STOCK, CLASS B COMMON STOCK, AND PREFERRED STOCK.

GENERAL

The Board approved resolutions to amend the Company’s Articles of Incorporation to change the powers and rights of the Company’s preferred stock and to change the manner and issuance of Class A common stock, Class B common stock, and preferred stock.  The Board of Directors is authorized to fix to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on the Company’s capitalization, with shareholder approval.  On April 30, 2008, the holder of the majority of the outstanding voting shares of the Company approved the Amendment by written consent.

The Board of Directors believes that it is prudent to enact this Amendment for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. The Company currently has no arrangements or understandings for the issuance of shares of stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to enact this Amendment to be able to issue additional shares of Company’s shares in the future, and to issue shares from the authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The following is a statement of the designations, and powers, of preferences and rights, and the qualifications, limitations or restrictions with respect to our proposed Amendment. Authority is hereby expressly granted to our Board of Directors to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series.

Article 3, Sections (3) and (4) are hereby deleted and replaced with the following new Sections (3) and (4):

(3)     Powers and Rights of the Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors by unanimous vote;  and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix by unanimous vote: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such  series, which number may be increased (except as otherwise fixed by the Board of Directors by unanimous vote) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors by unanimous vote; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and, if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation or for any debt securities of the Corporation and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of  redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Class A Common Stock or Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

(4)     Issuance of Class A Common Stock, Class B Common Stock and Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by unanimous vote the issuance of any or all shares of Class A Common Stock, Class B Common Stock and Preferred Stock herein authorized in accordance  with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion and by unanimous vote may determine and without any vote or other action by any of the stockholders of the Corporation, except as otherwise required by law.    No holder of any stock of the Corporation of any class or series now or hereafter authorized, shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

This Amendment could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.  This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 30, 2008, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about June 6, 2008 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-KSB for the year ended December 31, 2007
2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008

OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholders, April 30, 2008, the Company had 8,955,900 shares of Class A Common Stock issued and outstanding, 2,154,000 shares of Class B Common Stock outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Class A Common Stock has no voting rights, each share of Class B Common Stock is entitled to one vote on matters submitted for Stockholder approval.

        On April 30, 2008 the holders of 2,000,000, shares (or approximately 92.76% of the 2,154,000 shares of Class B Common Stock then outstanding) executed and delivered to the Company a written consent approving the reverse split and the Amendment. Since the reverse split and the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

        The Nevada CGL provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following information table sets forth certain information regarding the Company’s common stock owned on April 30, 2008 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Class A Common Stock	Paul Patrizio (1)	5,000,000	55.83%

Class A Common Stock	All officers and directors as a group (1 in number)	5,000,000	55.83%

Class B Common Stock	Paul Patrizio (1)	2,000,000	92.76%

Class B Common Stock	All officers and directors as a group (1 in number)	2,000,000	92.76%

(1) The person listed is an officer and/or director of the Company and the address for each beneficial owner is 90 Washington Valley Road, Bedminster, NJ 07921.

(2)Based on 8,955,900 shares of Class A Common Stock issued and outstanding, and 2,154,000 shares of Class B Common Stock issued and outstanding as of April 30, 2008.  The shares of Class A Common Stock have no voting rights. The shares of Class B Common Stock have voting rights.

DISSENTER’S RIGHTS OF APPRAISAL

        The Stockholders have no right under the Nevada GCL, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.

 EFFECTIVE DATE OF REVERSE SPLIT

        Pursuant to Rule 14c-2 under the Exchange Act, thus reverse split shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on June 26, 2008.

By Order of the Board of Directors /s/ Paul Patrizio Paul Patrizio President, Chief Executive Officer & Director